Exhibit 99.2

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition of TradingDynamics, Inc. ("TradingDynamics") by Ariba, Inc. ("Ariba"). The acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of TradingDynamics have been combined with the recorded values of the assets and liabilities of Ariba in the unaudited pro forma condensed consolidated financial information. The purchase price allocation for TradingDynamics is preliminary and is unaudited.

         The unaudited pro forma condensed consolidated balance sheet as of December 31, 1999 gives effect to the TradingDynamics acquisition as if it occurred on December 31, 1999. The Ariba balance sheet information was derived from its unaudited December 31, 1999 balance sheet. The TradingDynamics balance sheet information was derived from its unaudited December 31, 1999 balance sheet. The unaudited pro forma condensed consolidated statements of operations give pro forma effect to the acquisition as if the transaction was consummated as of October 1, 1998. The information for the Ariba and TradingDynamics September 30, 1999 statements of operations was derived from their audited statements of operations for the period ending September 30, 1999. The information for the Ariba and TradingDynamics December 31, 1999 statements of operations was derived from their unaudited statements of operations for the period ending December 31, 1999.

         The unaudited pro forma condensed consolidated financial information has been prepared by Company management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Ariba and TradingDynamics been a combined company during the specified periods. The unaudited pro forma condensed consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Ariba included in its Form 10-K and Form 10-Q filed December 23, 1999 and February 14th, 2000, respectively, with the Securities and Exchange Commission, and the historical consolidated financial statements of TradingDynamics included as exhibit 99.1 in this Form 8-K/A.

                                   ARIBA, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)


                                                             Historical
                                               --------------------------------


                                                                TradingDynamics,   Pro Forma           Pro Forma
                                                  Ariba, Inc.         Inc.        Adjustments          Combined
                                                --------------  ---------------  -------------      -------------
ASSETS

Current assets:
   Cash and cash equivalents                        $42,168            $516               -           $ 42,684
   Short-term investments                            64,269               -               -             64,269
   Restricted cash                                      400               -               -                400
   Accounts receivable                                8,820             494               -              9,314
   Prepaid expenses and other current assets          6,216              41          (1,200)(4)          5,057
                                                  ---------       ---------      ----------         ----------
      Total current assets                          121,873           1,051          (1,200)           121,724
Property and equipment, net                          14,106             234               -             14,340
Long-term investments                                54,563               -               -             54,563
Goodwill and other intangibles                            -               -         469,277 (2)        469,277
Other assets                                            278              12               -                290
                                                  ---------       ---------      ----------         ----------
            Total assets                           $190,820          $1,297        $468,077           $660,194
                                                  ---------       ---------      ----------         ----------

LIABILITIES AND STOCKHOLDERS'
  EQUITY

Current liabilities:
   Accounts payable                                  $6,945            $307               -           $  7,252
   Accrued compensation and related liabilities      10,923              95               -             11,018
   Accrued liabilities                                8,019          10,669           1,400 (1) (2)     20,088
   Deferred revenue                                  46,709             395               -             47,104
   Current portion of long-term debt                    732           1,200          (1,200)(4)            732
                                                  ---------       ---------      ----------         ----------
      Total current liabilities                      73,328          12,666             200             86,194
Long-term debt, net of current portion                  656               -               -                656
                                                  ---------       ---------      ----------         ----------
      Total liabilities                              73,984          12,666             200             86,850
                                                  ---------       ---------      ----------         ----------

Commitments

Stockholders' equity:
   Preferred stock                                        -               5              (5)(3)              -
   Common stock                                         368               4              10 (1) (3)        382
   Additional paid-in capital                       192,012          20,856         436,588 (1) (3)    649,456
   Deferred stock-based compensation                (19,674)        (13,923)         13,923 (3)        (19,674)
   Accumulated other comprehensive loss                (604)              -               -               (604)
   Accumulated deficit                              (55,266)        (18,311)         17,361 (3) (5)    (56,216)
                                                  ---------       ---------      ----------         ----------
    Total stockholders' equity                      116,836         (11,369)        467,877            573,344
                                                  ---------       ---------      ----------         ----------
     Total liabilities and stockholders' equity    $190,820          $1,297        $468,077           $660,194
                                                  =========       =========      ==========         ==========

 See accompanying notes to unaudited pro forma condensed consolidated financial information.

                                   ARIBA, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                           Historical
                                                  ----------------------------

                                                               TradingDynamics, Pro Forma        Pro Forma
                                                   Ariba, Inc.      Inc.       Adjustments        Combined
                                                  -----------  --------------- ------------    --------------
Revenues:
   License                                       $    26,768    $       505             --       $    27,273
   Maintenance and service                            18,604             --             --            18,604
                                                 -----------    -----------    -----------       -----------
      Total revenues                                  45,372            505             --            45,877
                                                 -----------    -----------    -----------       -----------
Cost of revenues:
   License                                               724             34             --               758
   Maintenance and service                             8,089             --             --             8,089
                                                 -----------    -----------    -----------       -----------
      Total cost of revenues                           8,813             34             --             8,847
                                                 -----------    -----------    -----------       -----------
   Gross profit                                       36,559            471             --            37,030
                                                 -----------    -----------    -----------       -----------

Operating expenses:
   Sales and marketing                                33,859            561             --            34,420
   Research and development                           11,620          2,166             --            13,786
   General and administrative                          7,917            973             --             8,890
   Amortization of goodwill and other
      intangibles                                         --             --        156,426 (2)       156,426
   Amortization of stock-based compensation           14,584          2,024         (2,024)(3)        14,584
                                                 -----------    -----------    -----------       -----------
      Total operating expenses                        67,980          5,724        154,402           228,106
                                                 -----------    -----------    -----------       -----------
   Loss from operations                              (31,421)        (5,253)      (154,402)         (191,076)
Other income, net                                      2,219             87             --             2,306
                                                 -----------    -----------    -----------       -----------
     Net loss before taxes                           (29,202)        (5,166)      (154,402)         (188,770)
Provision for income taxes                                98             --             --                98
                                                 -----------    -----------    -----------       -----------
Net loss                                         $   (29,300)   $    (5,166)   $  (154,402)      $  (188,868)
                                                 -----------    -----------    -----------       -----------

Basic and diluted net loss per share             $     (0.42)                                    $     (2.45)
                                                 -----------                                     -----------

Shares used in computing basic and diluted net
   loss per share                                     70,064                         7,171            77,235
                                                 -----------                   -----------       -----------

 See accompanying notes to unaudited pro forma condensed consolidated financial information.

                                   ARIBA, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             Historical
                                                  ----------------------------------


                                                                    TradingDynamics,    Pro Forma        Pro Forma
                                                     Ariba, Inc.           Inc.        Adjustments       Combined
                                                  ----------------------------------  ------------    -------------
Revenues:
   License                                           $  15,784        $     229                --        $  16,013
   Maintenance and service                               7,695               --                --            7,695
                                                  -------------    -------------       -----------     ------------
      Total revenues                                    23,479              229                --           23,708
                                                  -------------    -------------       -----------     ------------
Cost of revenues:
   License                                                 321               --                --              321
   Maintenance and service                               3,121               --                --            3,121
                                                  -------------    -------------       -----------     ------------
      Total cost of revenues                             3,442               --                --            3,442
                                                  -------------    -------------       -----------     ------------
   Gross profit                                         20,037              229                --           20,266
                                                  -------------    -------------       -----------     ------------
Operating expenses:
   Sales and marketing                                  19,774              870                --           20,644
   Research and development                              4,443              840                --            5,283
   General and administrative                            3,421              516                --            3,937
   Amortization of goodwill and other
      intangibles                                           --               --            39,107 (2)       39,107
   Amortization of stock-based compensation              4,719            3,599            (3,599)(3)        4,719
                                                  -------------    -------------       -----------     ------------
      Total operating expenses                          32,357            5,825            35,508           73,690
                                                  -------------    -------------       -----------     ------------
   Loss from operations                                (12,320)          (5,596)          (35,508)         (53,424)
Other income, net                                        2,059                7                --            2,066
                                                  -------------    -------------       -----------     ------------
     Net loss before taxes                             (10,261)          (5,589)          (35,508)           51,358
Provision for income taxes                                  73               --                --               73
                                                  -------------    -------------       -----------     ------------
Net loss                                             $ (10,334)       $  (5,589)        $ (35,508)       $ (51,431)
                                                  =============    =============       ===========     ============

Basic and diluted net loss per share                 $   (0.07)                                          $   (0.32)
                                                  =============                                        ============

Shares used in computing basic and diluted net
   loss per share                                      155,980                              7,171          163,151
                                                  =============                        ===========     ============

 See accompanying notes to unaudited pro forma condensed consolidated financial information.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

BASIS OF PRESENTATION

         Ariba acquired TradingDynamics on January 20, 2000 for a total purchase price of $458.9 million in a transaction accounted for as a purchase. Ariba exchanged approximately 7,171,000 shares of Ariba common stock with a fair value of $366.6 million for all of the outstanding stock of TradingDynamics. The common stock was valued using Ariba's average stock price on the date the merger agreement was announced including the prices of the stock 2 days before and after the announcement. The average value was $51.13. Ariba also assumed all of the outstanding stock options and warrants of TradingDynamics with a fair value of approximately $90.9 million. The options and warrants were valued using a black-scholes option pricing model with the inputs of .9572 for volatility, 3 years for expected life, 6.53% for the risk-free interest rate and a market value of $51.13 as described above. There were also $1.4 million of direct transaction costs related to the merger.

         The acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Preliminary estimates based on management's best estimates of the fair values of the assets and liabilities of TradingDynamics have been combined with the recorded values of the assets and liabilities of Ariba in the unaudited pro forma condensed consolidated financial information. These allocations are subject to change pending a final analysis of the value of the assets acquired and liabilities assumed.

         On March 2, 2000, the Board of Directors authorized a two-for-one stock split of the Company's common stock, to be effected in the form of a stock dividend. The stock split will be effected by distribution to each stockholder of record as of March 20, 2000 of one share of the Company's common stock for each share of common stock held. All of the pro forma condensed consolidated financial information presented herein has been adjusted to give effect to the stock split.

PRO FORMA ADJUSTMENTS

(1) To reflect the issuance of 7,171,000 shares of Ariba Common Stock and the assumption of all outstanding options and warrants in conjunction with the TradingDynamics acquisition, for an aggregate purchase price of approximately $458.9 million, including approximately $1.4 million of transaction costs.

(2) To reflect the excess of the purchase price over the fair value of assets and liabilities acquired in connection with the TradingDynamics acquisition. The purchase price allocation is based on management's estimates of the fair values of the tangible assets, intangible assets and technology which has not reached technological feasibility and therefore has no alternative future use. The book value of tangible assets and liabilities acquired are presently believed to approximate fair value.
      The goodwill and other intangible assets will be amortized on a straight-line basis over three years. The total purchase price paid for the acquisition is summarized as follows (in thousands):

Property and equipment                                 $234
Net liabilities acquired, excluding property
  and equipment                                     (11,603)
In-process research and development                     950
Goodwill and other intangibles                      469,277
                                                 ----------
       Total                                       $458,858
                                                 ==========

(3) To reflect the elimination of the stockholders' equity accounts of TradingDynamics.

(4)   To reflect the elimination of Ariba's loan to TradingDynamics.

(5) Ariba will record an immediate write-off of in-process technology at the consummation of the acquisition. The unaudited pro forma condensed consolidated statements of operations do not include the charge for in-process technology of approximately $950,000 since it is considered a non-recurring charge. The charge will be taken by Ariba in the three months ended March 31, 2000.

PRO FORMA NET LOSS PER SHARE

         The unaudited pro forma combined net loss per share is based upon the weighted average number of vested outstanding shares of common stock of Ariba during the period presented, plus the number of shares issued to consummate the acquisition of TradingDynamics as if the acquisition occurred at the beginning of the period presented.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

         There were no material adjustments required to conform the accounting policies of Ariba and TradingDynamics. Certain amounts have been reclassified to conform to Ariba's financial statement presentation.

SUBSEQUENT EVENT

         On March 8, 2000, Ariba consummated a merger with Tradex
Technologies, Inc., a leading provider of solutions for Net Markets. This merger will be accounted for as a purchase transaction. An 8-K/A with the required financial information for this merger will be filed at a later date.